SECOND SUPPLEMENTAL INDENTURE


                                     between


                                  CONSECO, INC.


                                       and


                         FLEET NATIONAL BANK, AS TRUSTEE





                          Dated as of November 22, 1996


                                                 TABLE OF CONTENTS



                                                     ARTICLE I

                                                    DEFINITIONS
         SECTION 1.1       Definition of Terms....................................................................2


                                                    ARTICLE II

                                  GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         SECTION 2.1       Designation and Principal Amount; Purchase Price; Payment
                           of Principal; Global Securities........................................................4
         SECTION 2.2       Maturity...............................................................................4
         SECTION 2.3       Form and Payment.......................................................................4
         SECTION 2.4       Global Debenture.......................................................................5
         SECTION 2.5       Interest...............................................................................6
         SECTION 2.6       Authorized Denominations...............................................................7
         SECTION 2.7       Redemption.............................................................................7
         SECTION 2.8       Defeasance.............................................................................8
         SECTION 2.9       No Sinking Fund........................................................................8
         SECTION 2.10      Depository.............................................................................8


                                                    ARTICLE III

                                           REDEMPTION OF THE DEBENTURES

         SECTION 3.1       Tax Event Redemption...................................................................8
         SECTION 3.2       Optional Redemption....................................................................9
         SECTION 3.3       Partial Redemption....................................................................10


                                                    ARTICLE IV

                                       EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1       Extension of Interest Payment Period..................................................10
         SECTION 4.2       Notice of Extension...................................................................11
         SECTION 4.3       Limitation of Transactions. ..........................................................11

                                                      -i-






                                                     ARTICLE V

                                                     EXPENSES
         SECTION 5.1       Payment of Expenses...................................................................12
         SECTION 5.2       Payment Upon Resignation or Removal...................................................13


                                                    ARTICLE VI

                                                 FORM OF DEBENTURE

         SECTION 6.1       Form of Debenture.....................................................................13


                                                    ARTICLE VII

                                           ORIGINAL ISSUE OF DEBENTURES

         SECTION 7.1       Original Issue of Debentures..........................................................22
         SECTION 7.2       Reports by the Trustee................................................................22


                                                   ARTICLE VIII

                                                     COVENANTS

         SECTION 8.1       Covenants as to Trust.................................................................22


                                                    ARTICLE IX

                                                      DEFAULT

         SECTION 9.1       Additional Event of Default...........................................................23
         SECTION 9.2       Limitations on Waivers and Consents...................................................23
         SECTION 9.3       Acknowledgment of Rights..............................................................24




                                                      -ii-




                                                     ARTICLE X

                                                   MISCELLANEOUS
         SECTION 10.1      Ratification of Indenture.............................................................24
         SECTION 10.2      Trustee Not Responsible for Recitals..................................................24
         SECTION 10.3      Governing Law.........................................................................24
         SECTION 10.4      Separability..........................................................................25
         SECTION 10.5      Counterparts..........................................................................25
         SECTION 10.6      Effect of Headings....................................................................25




                                                      -iii-


         SECOND SUPPLEMENTAL INDENTURE dated as of November 22, 1996 (the "Second Supplemental Indenture") between Conseco, Inc., an Indiana corporation (the "Issuer"), and Fleet National Bank, as trustee (the "Trustee") under the Indenture dated as of November 14, 1996 between the Issuer and the Trustee (the "Base Indenture") as supplemented by a First Supplemental Indenture dated as of November 14, 1996 (the Base Indenture as so supplemented, the "Indenture").

         WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured subordinated debentures, notes or other evidence of indebtedness (the "Securities") to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its 8.70% Subordinated Deferrable Interest Debentures due 2026 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

         WHEREAS, Conseco Financing Trust II, a Delaware statutory business trust (the "Trust"), is offering to the public $325 million aggregate liquidation amount of its 8.70% Capital Trust Pass-through Securities (the "Capital Securities"), representing preferred undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Issuer of $10,100,000 aggregate liquidation amount of its 8.70% Trust Common Securities (the "Common Securities"), in $335,100,000 aggregate principal amount of the Debentures;

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

         WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid obligations of the Issuer have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:

                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.1       Definition of Terms.

Unless the context otherwise requires:

         (a) a term defined in the Indenture (including as set forth in the first paragraph of Section 1.1 of the Indenture) has the same meaning when used in this Second Supplemental Indenture unless otherwise defined herein;

         (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture unless otherwise specified herein;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f) the following terms have the meanings given to them in the Declaration (as defined herein) or in the terms of the Trust Securities (as defined herein) as established in accordance with the Declaration:

                  (i)        Affiliate;

                  (ii)       Business Day;

                  (iii)      Debenture Issuer;

                  (iv)       Delaware Trustee;

                  (v)        Dissolution Opinion;

                  (vi)       Distribution;

                  (vii)      No Recognition Opinion;

                  (viii)     Capital Security Certificate;

                  (ix)       Pricing Agreement;

                  (x)        Pro Rata;

                  (xi)       Property Trustee;

                  (xii)      Redemption Tax Opinion;

                  (xiii)     Regular Trustees;

                  (xiv)      Securities;

                  (xv)       Securities Guarantees;

                  (xvi)      Sponsor;

                  (xvii)    Tax Event; and

                  (xviii)    Underwriting Agreement;

         (g) The following terms have the meanings given to them in this Section 1.1(g):

       "Additional Interest" shall have the meaning set forth in Section 2.5(c).

       "Compounded Interest" shall have the meaning set forth in Section 4.1.

       "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

       "Declaration" means the Amended and Restated Declaration of Trust of Conseco Financing Trust II, a Delaware statutory business trust, dated as of November 22, 1996.

       "Deferred Interest" shall have the meaning set forth in Section 4.1.

       "Dissolution Event" means that as a result of an election by the Issuer, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

       "Extended  Interest Payment Period" shall have the meaning set forth in
Section 4.1.

       "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

       "Interest Payment Date" shall have the meaning set forth in Section 2.5
(a).

       "Make-Whole Premium" shall have the meaning set forth in Section 3.2.

         "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest, if any).

         "Ministerial Action" shall have the meaning set forth in Section 3.

         "Non Book-Entry Capital Securities" shall have the meaning set forth in
Section 2.4(a)(ii).

         "Optional Redemption Price" shall have the meaning set forth in Section 3.2.

         "Redemption Price" shall have the meaning set forth in Section 3.1.

         "Trust Securities" shall mean the Securities.


                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1   Designation  and  Principal  Amount;  Purchase Price;   Payment of
              Principal; Global Securities.

         (a) There is hereby authorized a series of Securities designated the "8.70% Subordinated Deferrable Interest Debentures due 2026," limited in aggregate principal amount to $335,100,000 (not including Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.6 or
10.7 of the Indenture), which amount shall be as set forth in a Company Order for the authentication and delivery of Debentures pursuant to Section 3.3 of the Indenture.

         (b) The Debentures shall be issued for a purchase price equal to 100% of the principal amount of such Debentures.

         (c) The principal of the Debentures shall be due and payable in full on the Maturity Date.

         (d)   The Debentures  shall initially  be  issued  in fully  registered
non-book  entry   certificated  form  in  the  aggregate   principal  amount  of
$335,100,000.

SECTION 2.2    Maturity. The Maturity Date will be November 15, 2026.

SECTION 2.3    Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. The place where principal of and interest (including the Compounded Interest, if any) on the Debentures will be payable, the Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Debentures and the Indenture may be served shall be the Corporate Trust Office of the Trustee, provided, however, that payment of interest may be made at the option of the Issuer by wire transfer to an account maintained by a Holder (upon appropriate instructions from such Holder) or by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, if any) on such Debentures held by the Property Trustee will be made by wire transfer of immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee. The Debentures will be denominated in Dollars and payment of principal and interest on the Debentures shall be made in Dollars.

SECTION 2.4    Global Debenture.

         (a) In connection with a distribution of the Debentures to the holders of the Trust Securities pursuant to the Declaration:

                  (i) The Debentures in certificated form to be distributed to the holders of Capital Securities may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Issuer upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository.

                  (ii) If any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Depository or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Registrar for transfer or reissuance at which time such Capital Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) Unless and until it is exchanged for Debentures in registered certificated form, a Global Debenture may be transferred, in whole but not in part, only by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository selected or approved by the Issuer or a nominee of such successor Depository.

         (c) If at any time the Depository for the Debentures notifies the Issuer that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository for the Debentures shall no longer be registered or in good standing as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at a time at which the Depository is required to be so registered to act as Depository for the Debentures, and a successor Depository for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and, subject to Article 3 of the Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Issuer, in its sole discretion, may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Issuer will execute, and subject to Article 3 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such registered certificated Debentures in definitive form in exchange for the Global Debenture to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5   Interest.

         (a) The Debentures will bear interest at the fixed rate of 8.70% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semiannually, payable (subject to the provisions of Article IV) semiannually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on May 15, 1997. Interest on the Debentures (except defaulted interest) shall be paid to the Persons in whose name the Debentures are registered, at the close of business on the regular Record Date for such interest installment (including Debentures that are cancelled after the Record

Date and before the Interest Payment Date), which, with respect to any Debentures of which the Property Trustee is the Holder or with respect to a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Capital Securities are no longer in book-entry only form or if, pursuant to the Indenture and this Second Supplemental Indenture the Debentures are not represented by a Global Debenture, the Issuer may select a regular Record Date for such interest installment which shall conform to the rules of any securities exchange, interdealer quotation system or other organization on which the Debentures are listed and which shall be at least one Business Day but less than 60 Business Days before the applicable Interest Payment Date. Notwithstanding the foregoing, any interest that is payable at maturity shall be payable to the Person to whom principal payable at maturity shall be payable.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semiannual period on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding any provision of the Indenture to the contrary, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessment or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6   Authorized Denominations.

         The Debentures shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.7   Redemption.

         The Debentures are not subject to conversion at the option of the Holder. The Debentures are not subject to redemption at the option of the Holder and are subject to redemption at the option of the Issuer or otherwise as provided in Article III hereof.

SECTION 2.8   Defeasance.

         The Debentures shall not be subject to the provisions of Article 4 of the Indenture concerning the satisfaction and discharge of the Issuer's indebtedness and obligations under the Indenture and the termination of certain covenants of the Issuer under the Indenture.

SECTION 2.9   No Sinking Fund.

         The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.10  Depository.

         The Depository Trust Company (or its nominee) shall act as the initial Depository for any Global Debenture which may be issued pursuant to this Second Supplemental Indenture.


                                   ARTICLE III

                          REDEMPTION OF THE DEBENTURES

SECTION 3.1   Tax Event Redemption.

         If a Tax Event has occurred and is continuing and:

         (a) the Issuer has received a Redemption Tax Opinion; or

         (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, the Issuer shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Compounded Interest, if any) to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Issuer the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Issuer, the Trust or the Holders of the Trust Securities issued by the Trust, the Issuer shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Issuer shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Issuer determines; provided, that, the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2  Otional Redemption.

         Subject to the provisions of Section 3.3 and Article 10 of the Indenture, the Issuer shall have the right to redeem the Debentures, in whole or in part, at any time or from time to time, after the issuance of the Capital Securities, at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Premium, if any, plus any accrued and unpaid interest thereon, (including Compounded Interest, if any), to the date of such redemption (collectively the "Optional Redemption Price"). The Make-Whole Premium means the excess, if any of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis at the Treasury Rate plus 50 basis points over (ii) 100% of the principal amount of Debentures to be redeemed. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Optional Redemption Price. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption; provided, that, the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

For purposes of this Section 3.2:

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount ) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference
Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Salomon Brothers Inc, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

SECTION 3.3   Partial Redemption.

         (a) The Issuer may not redeem fewer than all of the Outstanding Debentures unless all accrued and unpaid interest on the Debentures has been paid as of the Interest Payment Date next preceding the Redemption Date.

         (b) If the Debentures are only partially  redeemed  pursuant to Section
3.1 or Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the principal amount of such Debentures credited to each of its participant accounts to be redeemed.


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1   Extension of Interest Payment Period.

         The Issuer shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of the Debentures for a period not exceeding 10 consecutive semiannual periods (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded semiannually for each semiannual period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Debentures, including any Compounded Interest (all such interest the "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Subordinated Debentures are registered in the Register as of the Record Date relating to the Interest Payment Date that corresponds to the end of such Extended Interest Payment Period. Before the termination of any Extended
Interest Payment Period, the Issuer may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 10 consecutive semiannual periods or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the Deferred Interest accrued during an Extended Interest Payment Period.

SECTION 4.2   Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give written notice to the Trustee, the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees, on behalf of the Trust, are required to give notice of the record date, or the date such Distributions are payable, to the holders of the Capital Securities (or any national securities exchange or other self regulatory organization on which the Capital Securities are listed).

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give the Trustee, the Property Trustee and the Holders of the Debentures written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to Holders of the Debentures (or any national securities exchange or other self regulatory organization on which the Debentures are listed).

         (c) The semiannual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 semiannual periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3  Limitation of Transactions.

         If the Issuer shall exercise its right to defer payment of interest as provided in Section 4.1, during any Extended Interest Payment Period (a) the Issuer shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Issuer shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Issuer that rank pari passu with or junior to the Debentures and (c) the Issuer shall not make guarantee payments with respect to the foregoing (other than pursuant to the Securities

Guarantees);  provided,  however, that notwithstanding the restriction in clause
(a) above, the Issuer may (i) declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid and
(ii) purchase or acquire shares of its common stock in connection with the satisfaction by the Issuer of its obligations under any employee benefit plans.


                                    ARTICLE V

                                    EXPENSES

SECTION 5.1  Payment of Expenses.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust and during the existence of the Trust, the Issuer, in its capacity as borrower with respect to the Debentures, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.9 of the Indenture;

         (b) pay other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriter payable pursuant to the Pricing Agreement), the retention of the Regular Trustees, reimbursement of the Regular Trustees as provided in the Declaration, the fees and expenses of the Property Trustee and the Delaware Trustee, the trustee under the Capital Securities Guarantee and the Common Securities Guarantee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets, and the fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Capital Securities) and all other amounts payable by the Issuer pursuant to the Declaration;

         (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

         (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges.

SECTION 5.2   Payment Upon Resignation or Removal.

         Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Indenture, the Issuer shall pay to the Trustee all amounts due to the Trustee accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts due to such trustee accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI

                                FORM OF DEBENTURE

SECTION 6.1  Form of Debenture.

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         (IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is in Global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository.
Unless and until it is exchanged in whole or in part for securities in certificated form in the limited circumstances described in the indenture, this security may not be transferred except as a whole by the depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.)

                                  CONSECO, INC.

                8.70% SUBORDINATED DEFERRABLE INTEREST DEBENTURE

No.                           DUE NOVEMBER 15, 2026                REGISTERED
                                                                      $

         Conseco, Inc., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on November 15, 2026 and to pay interest on said principal sum from November 27, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on May 15 and November 15 of each year commencing May 15, 1997, at the rate of 8.70% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semiannually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semiannual period on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [If the Capital Securities are no longer represented by a global certificate or if the Debentures are not represented by a global debenture - which shall be the close of business on the Business Day next preceding such Interest payment.] Notwithstanding the foregoing, any interest that is payable on the Maturity Date shall be payable to the Person to whom principal payable at the Maturity Date shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Security) is registered at the close of business on a special record date to be fixed in accordance with the provisions of Section 3.7(b) of the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this
                                                      -14-

Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Debentures will only be made upon surrender of the Debentures to the Trustee or Paying Agent.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: _________________, 1996.

                                   CONSECO, INC.


                                   By: _________________________________


                                   By: _________________________________
SEAL

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION



         This is one of the Debentures referred to in the within-mentioned Indenture.



                                      FLEET NATIONAL BANK, as Trustee


                                      By: ______________________________
                                          Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 14, 1996, duly executed and delivered between the Company and Fleet National Bank, as Trustee (the "Trustee"), (as supplemented by the First Supplemental Indenture dated as of November 14, 1996, the "Base Indenture") as supplemented by the Second Supplemental Indenture dated as of November 22, 1996 between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and to all of which provisions the Holder of this Debenture by acceptance hereof, assents and agrees. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

         The Company shall have the right to redeem this Debenture at the option of the Company, at any time and from time to time (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus the Make-Whole Premium, if any, plus any accrued and unpaid interest, including any Compounded Interest, if any, to the date of such redemption (collectively the "Optional Redemption Price"). The Make-Whole Premium shall mean the excess, if any, of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture) plus 50 basis points over (ii) 100% of the principal amount of Debentures to be redeemed. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice at the Optional Redemption Price.

         If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and either (a) the Regular Trustees and the Issuer shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Issuer would be precluded from deducting the interest on the Debentures for United States federal income tax purposes even after the Debentures were distributed to the Holders of Capital Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (b) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered, the Issuer shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures in whole or in part for cash at the Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at that time there is available to the Issuer or the Trust the opportunity to eliminate, within such 90 day period the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Issuer or the Holders of the Capital Securities, the Issuer or the

Trust will pursue such measure in lieu of redemption and provided further that the Issuer shall have no right to redeem the Debentures while the Trust is pursuing any such Ministerial Action.

         "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters (a "Dissolution Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

         A "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which may rely on published revenue rulings of the Internal Revenue Service, to the effect that all holders of the Trust Securities will not recognize gain of loss for United States federal income tax purposes as a result of the dissolution of the Trust and distribution of the Debentures.

         If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or a redemption pursuant to a Tax Event, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series (for the unredeemed portion hereof) will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indentures shall (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest (other than as contemplated herein), or reduce the amount or principal or interest thereon or any premium payable upon redemption or repayment thereof, or change the Place of Payment or currency in which principal or any interest is payable, or impair the right to institute suit for the enforcement of any payment of the principal and any premium and interest without the consent of the Holder of each Debenture so affected; (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby;
(iii) change any obligation of the Company to maintain an office or agency in the Place of Payment; or (iv) modify any of the above provisions. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal or interest on the Debentures or a default in respect of a covenant or provision of the Indenture or the Debentures of such series which cannot be modified or amended without the consent of each Holder of Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debentures issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 10 consecutive semiannual periods not to extend beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises the right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Securities Guarantees); provided, however, that restriction (a) above does not apply to (i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid and (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligation under any employee benefit plans. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semiannual periods and shall not extend beyond the Maturity Date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         At any time the Company will have the right to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present of future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, provided that this Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the

Holder surrendering the same. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company and the Holder agree (i) that for United States federal, state and local tax purposes it is intended that the Debenture constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or the Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of the Debenture the Company or the Holder, as the case may be, is prohibited from filing on such basis).

                                   ARTICLE VII

                          ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1   Original Issue of Debentures.

         Debentures in the aggregate principal amount of $335,100,000 may, upon execution of this Second Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Debentures to or upon the written order of the Issuer, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without any further action by the Issuer.

SECTION 7.2   Reports by the Trustee.

         Up until and including the Maturity Date, the Trustee shall, in respect of each applicable date, make such reports within such time periods as are required to be made by the Trustee under the Trust Indenture Act and the Indenture.


                                  ARTICLE VIII

                                    COVENANTS

SECTION 8.1   Covenants as to Trust.

         In the event Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, for so long as the Trust Securities remain outstanding, the Issuer will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Issuer under the Indenture may succeed to the Issuer's ownership of the Common Securities, (ii) not voluntary dissolve, windup or terminate the Trust, except in connection with the distribution of Debentures upon a Dissolution Event or otherwise, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures as provided in the Declaration, the redemption of the Trust Securities or in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures. This covenant is intended solely for the benefit of the Holders of the Debentures issued pursuant to this Second Supplemental Indenture and shall not be applicable to the Securities of any other series issued pursuant to the Indenture.

                                   ARTICLE IX

                                     DEFAULT

SECTION 9.1   Additional Event of Default.

         There is hereby established as an additional Event of Default (as contemplated by Section 5.1(7) of the Indenture) the following:

         In the event the Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of Trust Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all or part of the outstanding Trust Securities of the Trust or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration of the Trust.

         The foregoing Event of Default is intended solely for the benefit of the Holders of the Debentures issued pursuant to this Second Supplemental Indenture and shall not be applicable to any other series of Securities heretofore or hereafter issued pursuant to the Indenture.

SECTION 9.2   Limitations on Waivers and Consents.

         (a) Notwithstanding anything to the contrary contained in Section 5.7 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a waiver of a past default or any modification to a waiver of a past default shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification.

         (b) Except for any supplemental indenture provided under Section 8.1 of the Indenture and notwithstanding anything to the contrary contained in Section
3.8 of the Indenture, if the Debentures are held by the Trust or by the Property Trustee, a supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Outstanding Debenture is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

SECTION 9.3  Acknowledgment of Rights.

         The Issuer acknowledges that, with respect to any Debentures held either by the Trust or by the Property Trustee, if the Property Trustee fails to enforce its rights under the Indenture, this Second Supplemental Indenture or the Debentures as the Holder of the Debentures held as the assets of the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Issuer to enforce the Property Trustee's rights under the Indenture, this Second Supplemental Indenture or the Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the applicable redemption date), the Issuer acknowledges that a record holder of Capital Securities may institute a proceeding directly against the Issuer for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Debentures on or after the respective due date specified in the Debentures, and the amount of payment will be based on the holder's pro rata share of the amount due and owing on all the Capital Securities.


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1  Ratification of Indenture.

         The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2  Trustee Not Responsible for Recitals.

         The recitals contained herein and in the Debentures, except for the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and not of the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures.

SECTION 10.3   Governing Law.

         This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

SECTION 10.4  Separability.

         In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5    Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 10.6    Effect of Headings.

         The Article and Section headings herein and the Table of Contents hereto are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                     CONSECO, INC.


                                      By:/s/ ROLLIN M. DICK
                                         ----------------------------
                                      Name: Rollin M. Dick
                                      Title: Executive Vice President


                                      FLEET NATIONAL BANK, as Trustee


                                      By:   /s/ MICHAEL M. HOPKINS
                                            ---------------------------
                                      Name:  Michael M. Hopkins
                                      Title: Vice President